UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant[                           ]

Check the appropriate box:

 [   ] Preliminary Proxy Statement [   ]  Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))
 [X]   Definitive Proxy Statement
 [   ] Definitive Additional Materials
 [   ] Soliciting Material Pursuant to Rule 14a-12

                             CFC International, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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 [ ] Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]



                                 March 18, 2002




Dear Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of CFC International, Inc. to be held at CFC International, Inc., The Training Room, 500 State Street, Chicago Heights, Illinois on Friday, April 19, 2002 at 9:30 a.m. Central Time.

     The election of directors and related matters are more fully described in the enclosed Proxy Statement. Please read the Proxy Statement closely and mark, date, and sign the enclosed proxy and return it in the enclosed envelope, which does not require postage if mailed in the United States.


                                            Sincerely,

                                            [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                            Roger F. Hruby
                                            Chairman of the Board,
                                            Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
                  Please Sign, Date, and Return Your Proxy Card

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                500 State Street, Chicago Heights, Illinois 60411

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held April 19, 2002

     You are cordially invited to attend the annual meeting of stockholders of CFC International, Inc., which will be held at CFC International, Inc., The Training Room, 500 State Street, Chicago Heights, Illinois on April 19, 2002 at 9:30 a.m. Central Time, for the following purposes:

1.     To elect directors; and

2.     To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on March 11, 2002 are entitled to vote at the meeting. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at Computershare Investor Services, 2 North LaSalle Street, Chicago, Illinois for a period of ten days prior to the meeting.

     A proxy statement and a proxy card solicited by the Board of Directors are enclosed. It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to mark, date and sign the enclosed proxy card and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.



                                [GRAPHIC OMITTED][GRAPHIC OMITTED]
                                Dennis W. Lakomy
                                Executive Vice President,
                                Chief Financial Officer,
                                Treasurer, and Secretary
Chicago Heights, Illinois
March 18, 2002



               YOU ARE URGED TO MARK, DATE, AND SIGN THE ENCLOSED
                   PROXY AND RETURN IT PROMPTLY. THE PROXY IS
                     REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                             CFC INTERNATIONAL, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 19, 2002


     We are sending you this Proxy Statement in connection with the solicitation by the Board of Directors of CFC International, Inc. of proxies for use at the annual meeting of stockholders of the Company to be held at CFC International, Inc., The Training Room, 500 State Street, Chicago Heights, Illinois on Friday, April 19, 2002, at 9:30 a.m. Central Time, and at any postponement or adjournment of the annual meeting. If your proxy is properly executed and returned in a timely manner, it will be voted at the meeting in accordance with the directions you provide. If you do not provide any direction, your proxy will be voted for the election of the nominees named as directors, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies. You may revoke your proxy at any time before it is voted, either in person at the meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy.

     Our principal executive offices are located at 500 State Street, Chicago Heights, Illinois 60411 (telephone: 708/891-3456). This Proxy Statement is dated March 18, 2002 and we expect to mail proxy materials to you beginning on or about that date. In this Proxy Statement, the words "CFC International," "Company," "we," "our," "ours," and "us" refer to CFC International, Inc.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     Only stockholders of record at the close of business on March 11, 2002 are entitled to vote at the annual meeting of stockholders. The only outstanding voting stock is our common stock, par value $.01 per share (the "Common Stock"), of which 4,179,078 shares were outstanding as of the close of business on March 11, 2002. The presence in person or by proxy at the meeting of the holders of a majority of such shares will constitute a quorum. Each share of Common Stock is entitled to one vote.

     Assuming the presence of a quorum at the meeting, the seven nominees who receive the highest number of affirmative votes will be elected as directors. For this purpose, only the affirmative votes from the holders of the shares of the Common Stock that are present in person or represented by proxy and entitled to vote at the meeting will be counted. An abstention, direction to withhold authority, or broker non-vote will have no effect on the election of directors. In general, approval of any other matter submitted to the stockholders for their consideration requires the affirmative vote of the holders of a majority of the shares of the Common Stock present in person or represented by proxy and entitled to vote at the meeting. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions, directions to withhold authority, and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. An automated system administered by our transfer agent will tabulate the votes.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

     Seven directors are to be elected at the meeting. The Board of Directors has designated the persons named below as nominees for election as directors for a term expiring at the annual meeting of stockholders in 2003. All of the nominees are serving as directors as of the date of this Proxy Statement.

     Unless you instruct us otherwise, your properly executed proxy, that is returned in a timely manner, will be voted for election of the seven nominees. If, however, any of the nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, the proxies will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may reduce the number of directors to be elected.

     Biographical information as of March 18, 2002 concerning the seven nominees is presented below:

     Roger F. Hruby, age 67, has been a director of the Company since its formation. Currently, Mr. Hruby also serves as the Company's Chairman of the Board and Chief Executive Officer. Prior thereto, Mr. Hruby was the President and Chief Operating Officer of the Company's predecessor, Bee Chemical, from 1977 until the sale of that company to Morton Thiokol, Inc. in 1985, at which time Mr. Hruby also became its Chief Executive Officer. Mr. Hruby also organized the formation of Bee Chemical's Japanese joint venture in 1970 and supervised its growth from a start-up venture to a significant manufacturing company with annual sales in excess of $40 million. In 1986, Mr. Hruby formed the Company, which purchased Bee Chemical's specialty transferable solid coatings division from Morton Thiokol, and has been Chairman of the Board and Chief Executive Officer since the date of its incorporation. He was also President of the Company from its incorporation until June 1995, and from January 1998 to January 1999. Mr. Hruby has been involved in the specialty chemical industry since 1958. Mr. Hruby is an Executive Committee Member and Board of Trustee at North Central College. Mr. Hruby earned a bachelor degree in chemistry from North Central College and a Masters of Business Administration from the University of Chicago.

     William G. Brown, age 59, has been a director of the Company since August 1995. Mr. Brown currently is a member of Bell, Boyd & Lloyd LLC, Chicago, Illinois. The Company retained this firm in 2001 to provide legal services. He is also a director of Dovenmuehle Mortgage, Inc.

     Robert B. Covalt, age 70, became a director of the Company in August 1997. Mr. Covalt has been Chief Executive Officer of Sovereign Specialty Chemicals, Inc. since 1996. Prior thereto, he served in several capacities with Morton International, Inc., a salt and specialty chemicals company, most recently as Executive Vice President and President of the Specialty Chemicals Group.

     Richard L. Garthwaite, age 51, was named director of the Company in March, 1999. Currently, Mr. Garthwaite also serves as the Company's President and Chief Operating Officer. Prior thereto, Mr. Garthwaite was President and Chief
Executive Officer of A.L. Hyde Company, which is a manufacturer of plastic products and a division of Danaher Corporation, from 1990.

     Dennis W. Lakomy, age 57, has been a director of the Company since August 1995. Mr. Lakomy also is Executive Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company. He joined Bee Chemical in 1975 and served as Vice President and Controller of that company from 1982 until co-founding the Company with Mr. Hruby in 1986. Mr. Lakomy earned a bachelors degree in accounting from Loyola University of Chicago and a Masters of Business Administration from the University of Chicago.

     Richard Pierce, age 63, became a director of the Company in August 1995. Before becoming a director, Mr. Pierce served as an Advisory Director of the Company since 1991. He currently is the Managing Director of the Chicago office of Russell Reynolds Associates, Inc., an executive recruiting firm, which he joined in 1976.

     David D. Wesselink, age 59, became a director of the Company in August 1995. Before becoming a director, Mr. Wesselink served as an Advisory Director of the Company since 1992. He currently is the Vice Chairman of Metris Companies Inc., a direct marketer of consumer credit products and fee-based services, which he joined in 1998. He was previously Chief Financial Officer of Advanta Corporation, a consumer credit company, from 1993 until March 1998. Prior thereto, he served in several capacities with Household International, a consumer and commercial financial services company, including Chief Financial Officer, Treasurer and Vice President, Research. He is also a director of Saxon Capital Corporation.

           The Board of Directors unanimously recommends that you vote
            "FOR" the election of each of the nominees for director.

Meetings and Committees of the Board

     The three standing committees of the Board of Directors are the Audit Committee, the Stock Option Committee, and the Compensation Committee, the functions and membership of which are described below. The Board of Directors does not have a standing nominating committee. The Board of Directors held five meetings in 2001.

     The Audit Committee. The principal responsibilities and functions to be performed by the audit Committee are established in the written charter of the Audit Committee, which was approved by the full Board of Directors of the Company on May 29, 2000, and was included as an appendix to last years' proxy statement. Among these responsibilities and functions, the Audit Committee makes recommendations to the Board of Directors regarding the selection and retention of the independent auditors, reviews the scope of the audit, and reports the results to the Board of Directors. In addition, the Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the Company's stockholders and others, and the Company's systems of internal accounting and financial controls. In fulfilling its responsibilities and functions, the Audit Committee provides an open avenue of communication among the Board of Directors, management and the independent accountants. The Audit Committee currently consists of Messrs. Covalt, Pierce, and Wesselink.

     The Stock Option Committee. The Stock Option Committee is responsible for the administration and interpretation of, and the granting of options under the CFC International, Inc. Stock Option Plan, the CFC International, Inc. Directors' Stock Option Plan, the CFC International, Inc. 2000 Stock Option Plan and the CFC International, Inc. 2000 Directors' Stock Option Plan (collectively, the "Stock Option Plans"), as well as the CFC International, Inc. Stock Purchase Plan. Messrs. Covalt, Pierce and Wesselink currently are the members of the Stock Option Committee.

     The Compensation Committee. The Compensation Committee is responsible for approving all employment contracts, if any, and salaries of officers of the Company. The Compensation Committee also is responsible for all bonuses, other payments, plans (other than the Stock Option Plans), programs, and benefits for the Company's officers. Messrs. Hruby and Pierce currently comprise the Compensation Committee.

     Nominations for election of directors are made by the Board of Directors and, pursuant to the Company's bylaws, may be made by a committee appointed by the Board or by any stockholder entitled to vote in the election of directors. See "Submission of Stockholder Proposals for the 2003 Annual Meeting" for procedures with respect to nominations by stockholders.

     During 2001, the Stock Option Committee held five meetings; the Audit Committee held two meetings and the Compensation Committee met once. In 2001, during the time each director served in such capacity, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.

Other Matters

     Management knows of no other matters to be brought before the annual meeting other than those described above. If any other business should come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 11, 2002, certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, by each director, nominee for director, and Named Executive Officer (as defined below under "Management Compensation"), and by all directors and executive officers as a group. As of such date, there were 134 record holders and approximately 400 beneficial holders of Common Stock and 4,179,078 shares of Common Stock outstanding.

                                                           Shares Beneficially
                                                                   Owned
                                                          ----------------------
Name (1)                                                   Numbers (2)   Percent
--------                                                   -----------   -------

Roger F. Hruby (3) ..................................       2,445,021     58.5
Dennis W. Lakomy ....................................         324,401      7.8
William G. Brown (4) ................................         172,519      4.1
Richard L. Garthwaite ...............................          62,924      1.5
Robert B. Covalt ....................................          13,750       *
Richard Pierce ......................................          14,750       *
David D. Wesselink ..................................          15,750       *
RFH Investments, LP (5) .............................         930,044     22.3
Royce & Associates, Inc. (6) ........................         381,400      9.1
Wellington Management Company, LLP (7) ..............         367,000      8.8
All directors and executive officers as
  a group (7 persons) (3) (4) .......................       2,528,915     60.5
----
* Represents less than 1% of the outstanding Common Stock.
(1) Unless otherwise indicated, the address of all of the persons named or identified above is c/o CFC International, Inc., 500 State Street,
     Chicago Heights, Illinois  60411.
(2) The numbers and percentages of shares shown above as owned by the directors, Named Executive Officers, and by all directors and executive officers as a group include in each case all outstanding stock options covering shares of Common Stock that were exercisable within 60 days of March 11, 2002 by that person or group as follows: (i) Dennis W. Lakomy - 5,316; (ii) William G. Brown - 13,750; (iii) Robert B. Covalt - 13,750;
     (iv) Richard Pierce - 13,750; (v) David D. Wesselink - 13,750; (vi) Richard
     L. Garthwaite - 12,924; and all directors and executive officers as a group (including such individuals) - 63,240.
(3) Includes 930,044 shares of Common Stock owned by RFH Investments, LP, a limited partnership of which Mr. Hruby is the managing general partner (and of which all of the partners are members of Mr. Hruby's immediate family or trusts for the benefit of such family members), but does not include 512,989 shares of Class B Common Stock owned by RFH Investments, LP. The shares of Common Stock shown above as beneficially owned by Mr. Hruby also include 471,200 shares of Common Stock which Mr. Lakomy and members of Mr. Brown's family beneficially owned immediately after the Company's initial public offering of Common Stock in November 1995, which they still hold, and for which Mr. Hruby holds an irrevocable voting proxy. Mr. Hruby also holds an irrevocable voting proxy on Mr. Garthwaite's 50,000 shares, which are also included above. In addition to the Common Stock set forth in the table above, Mr. Hruby owns an option to purchase 534 shares of the Company's Voting Preferred Stock with an exercise price of $500 per share. The Voting Preferred Stock is entitled to 1,000 votes per share on all matters to be voted upon by the Company's stockholders. These shares are not included in the above table.
(4) Includes 157,067 shares of Common Stock which are owned by the William Gardner Brown 1993 GST Trust, a trust for the benefit of Mr. Brown's family and of which Mr. Brown is not a beneficiary nor is he, or a member of his immediate family, a trustee.
(5) RFH Investments, LP also owns 512,989 shares of Class B Common Stock, which is substantially equivalent to the Common Stock in all respects except that the Class B Common Stock generally is not entitled to vote on any matters submitted to a vote of the Company's stockholders and not included in shares owned.
(6) The number of shares of Common Stock shown as beneficially owned is derived from a Schedule 13G dated March 5, 2002 filed with the Securities and Exchange Commission by the listed stockholder. Such stockholder's address is 1414 Avenue of the Americas, New York, New York 10019.
(7) The number of shares of Common Stock shown as beneficially owned is derived from a Schedule 13G dated February 14, 2002 filed with the Securities and Exchange Commission by the listed stockholder. Such stockholder's address is 75 State Street, Boston, MA 02109.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our Common Stock, file reports of ownership and changes in ownership of our Common Stock with the Securities and Exchange Commission and provide copies of those reports to the Company. Based solely on our review of copies of the filings that we have received and on written representations, we believe that during 2001, our executive officers, directors, and greater than 10% stockholders complied with their Section 16(a) filing obligations.

                             MANAGEMENT COMPENSATION

     The following table provides certain summary information concerning the compensation paid or accrued during the year ended December 31, 2001 to our Chief Executive Officer and to each of the other executive officers who received compensation in excess of $100,000 during the last fiscal year (the "Named Executive Officers"). The Company does not have a restricted stock award program or a long-term incentive plan. No options to purchase Common Stock were granted to the Named Executive Officers during 2001.

                           SUMMARY COMPENSATION TABLE

                                                              Long-Term
                               Annual Compensation        Compensation Awards
                              ------------------------ -------------------------
                                                 Other            Secur-    All
                                                Annual            ities    Other
                                                 Com-             Under-    Com-
                                                 pen-  Res-       lying     pen-
                                                  sa- tricted    Options    sa-
     Name and Principal            Salary  Bonus tion  Stock       SARs     tion
          Position            Year   ($)    ($)   ($)   ($)         (#)     ($)*
          --------            ----   ---     --   ---   ---         ---     ----
Roger F. Hruby..........      2001 438,931   7,589  -        -         -   3,200
  Chairman of the Board       2000 421,599  19,210  -        -         -   3,200
  Chief Executive Officer     1999 385,000  59,460  -        -         -   5,000


Richard L. Garthwaite.....    2001 243,036   4,208  -        -         -   3,200
  President, Chief Operating  2000 233,758   5,300  -        -         -   3,200
  Officer                     1999 188,194  30,000  -  493,750(1) 16,674       -


Dennis W. Lakomy..........    2001 196,758   3,406  -        -         -   3,200
  Executive Vice President,   2000 189,240   4,554  -        -         -   3,200
  Chief Financial Officer,    1999 181,912  18,027  -        -         -   3,643
  Treasurer, and Secretary

-----------

* Reflects matching contributions made by the Company pursuant to the Company's contributory retirement savings plan, which covers eligible employees who qualify as to age and length of service. Under the plan, the Company makes matching contributions equal to 50% of the first 4% of the employee's income that the employee contributes.
(1) Mr. Garthwaite was awarded 50,000 restricted shares of the Company's common stock on January 18, 1999, having an aggregate fair market value of the amount shown in the table on that date. The award vested 25% on the date of the grant and 25% on each of the first and second anniversary dates of the grant, and the remaining 25% will vest on the third anniversary date of the grant.

Option Exercises and Year-End Valuation

     The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options and/or stock appreciation rights ("SARs") during 2001 and unexercised options and SARs held on December 31, 2001:

                 AGGREGATE 2001 OPTION/SAR EXERCISES AND VALUES

                                         Number
                                      of Securities
                                       Underlying
                                       Unexercised         Value of Unexercised
                                      Options/SARs at      In the Money Options/
                                         12/31/01          SARs at 12/31/01*
                                     --------------------  ---------------------
                       Shares
                      Acquired
                         on   Value
                        Exer- Real-  Exercis-   Unexercis-  Exercis-  Unexercis
                        cise  ized    able        able        able       able
Name                     (#)   ($)     (#)         (#)         ($)        ($)
----                     ---   ---     ---         ---         ---        ---

Roger F. Hruby.........   -     -          -             -       -          -
Richard L. Garthwaite..   -     -     12,924        16,674       -          -
Dennis W. Lakomy.......   -     -      5,316         5,316       -          -
-----------
* The closing per share sale price of the Common Stock on December 31, 2001 of $4.00 as quoted on the Nasdaq National Market is less than the exercise prices of unexercised options. As a result, these unexercised options are not in-the-money and have no value as contemplated by this column.

Directors' Compensation

     We pay our directors who are not employees $1,500 for each board meeting attended and $750 for each board committee meeting attended that is not held on the same day as a board meeting. We do not pay our directors an annual retainer. We do not pay our directors who are also our employees any compensation for serving as directors.

     Under our 2000 Directors' Stock Option Plan, we granted each non-employee director one-time options for 10,000 shares of Common Stock on February 16, 2001. Each of the options has a term of ten years and a per share exercise price of $4.87. The options become exercisable as to one-fourth of the grant on each of the first, second, third, and fourth anniversary of the date of grant.

Employment Contracts

     We have an employment agreement with Mr. Garthwaite under which he is entitled to receive an annual base salary and bonus. In addition, the agreement provides for the payment of compensation and benefits if Mr. Garthwaite's employment is terminated following a change in control of the Company. If Mr. Garthwaite is terminated following a change in control, he will receive a payment equal to 24 months of his base salary plus a prorated bonus.

Compensation Committee Interlocks and Insider Participation

     Mr. Hruby, the Company's Chief Executive Officer, together with Mr. Pierce, comprise the Compensation Committee of the Board of Directors, which determines the compensation of the Company's executive officers in the future. There were no "Compensation Committee Interlocks" during fiscal year 2001.

     In accordance with rules promulgated by the Securities and Exchange Commission, the information included under the captions "Report of the Audit Committee", "Report of the Compensation Committee" and "Performance Graph" will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by the Company under the Securities Act of 1933 as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is comprised of three directors, each of whom the Board of Directors has determined meets the independence and experience requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards and is able to read and understand fundamental financial statements, and at least one of whom has past experience in accounting or related financial management experience.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001, with the Company's management, which has the primary responsibility for the financial statements. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP, required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence.

     Based on its review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.





                         Audit Committee Members

                         Robert B. Covalt
                         Richard Pierce
                         David D. Wesselink

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors generally determines the compensation of our executive officers. The Compensation Committee currently consists of two directors of the Company. The following report with respect to certain compensation paid or awarded to the Company's executive officers during 2001 is furnished by the directors who then comprised the Compensation Committee.

General Policies

     Our  compensation  program is intended  to enable us to attract,  motivate, reward, and retain the management talent required to achieve corporate objectives in a highly competitive industry, and thereby increase stockholder value. It is our policy to provide incentives to our senior management to achieve both short-term and long-term objectives. To attain these objectives, the executive compensation program is composed primarily of a base salary, bonuses, and stock option grants.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the annual deduction for federal income tax purposes of certain compensation paid by any publicly held corporation to its chief executive officer and its four other highest compensated officers to $1 million per each such executive (the "$1 million cap"). We do not expect the compensation currently paid to the Company's executive officers, including pursuant to the Stock Option Plans, to exceed the $1 million cap.

Cash Compensation

     We determine base salaries for executive officers by subjectively assessing the executive officer's responsibilities and position within the Company, and the performance of the executive officer. Base salaries are reviewed annually, and from time to time, by the Compensation Committee and adjusted appropriately. We did not exceed our minimum targeted Company performance expectations during 2001. As a result, our executive officers will not receive a bonus for 2001 in 2002.

Stock Options

     The Company may grant options to executive officers, as well as other employees of the Company, upon joining the Company and each year thereafter under the Stock Option Plans. The Stock Option Committee takes into account factors including salary, position and responsibilities when granting options to executive officers. In 2001, the Stock Option Committee granted options to purchase 108,500 shares of Common Stock pursuant to the Stock Option Plans and issued 18,264 shares of Common Stock pursuant to the Stock Purchase Plan.

Chief Executive Officer Compensation

     During 2001, our most highly compensated executive officer was Roger F. Hruby, Chairman and Chief Executive Officer since the date of our incorporation. The Compensation Committee reviews Mr. Hruby's compensation using the same criteria that it uses to determine compensation levels for other corporate officers and based its compensation decisions on its assessment of Mr. Hruby's overall performance and on information regarding awards made by similar companies. No specific weighting was assigned to these factors. Based on its review, the Compensation Committee believes that Mr. Hruby's experience, dedication, and knowledge have been of vital importance to the successful and ongoing growth of the administration and operations of the Company. In the Compensation Committee's view, Mr. Hruby's fiscal 2001 compensation package reflects an appropriate balance of (i) the Company's performance in fiscal 2001,
(ii) Mr. Hruby's own performance level, and (iii) competitive standards. Mr. Hruby's compensation typically consists of a base salary and bonus.





                         Compensation Committee Members

                         Richard Pierce
                         Roger F. Hruby

                                PERFORMANCE GRAPH

     The following graph compares the percentage change in the cumulative total returns of the Company's Common Stock, the Nasdaq Composite Index, and the S&P Chemical Composite Index (assuming reinvestment of any dividends) for the period beginning on December 31, 1996, and ending on December 31, 2001, the last day of the Company's 2001 fiscal year.

                         Comparison of Cumulative Return
            vs. Nasdaq Composite and S&P Chemical Composite Indices*




Company/Index Name        12/31/96  12/31/97 12/31/98 12/31/99 12/31/00 12/31/01
------------------        --------  -------- -------- -------- -------- --------

CFC International, Inc.    $100.00  $104.44  $ 71.11  $ 54.44  $ 41.11  $ 35.55
Nasdaq Composite Index     $100.00  $121.64  $169.84  $315.20  $191.36  $151.07
S&P Chemical Composite
  Index                    $100.00  $119.24  $109.56  $125.61  $111.98  $107.45
--------
* Assumes $100 invested on December 31, 1996 in the Company's Common Stock, the Nasdaq Composite Index, and the S&P Chemical Composite Index. Historical results are not necessarily indicative of future performance.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, pursuant to the recommendation of the Audit Committee, has selected the accounting firm of PricewaterhouseCoopers LLP to serve as our independent accountants for our current fiscal year ending December 31, 2002. In making its recommendation to the Board of Directors, the Audit
Committee considered whether the provision of non-audit services as described below is compatible with maintaining PricewaterhouseCoopers LLP's independence.

     PricewaterhouseCoopers LLP has served as our independent auditors since 1986. We expect that representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, and they will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from you.

     The fees paid by the Company to PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001 were as follows:

Audit Fees

     The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year ended December 31, 2001 were $197,000, of which $178,000 has been billed.

Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP provided no professional services to the Company for financial information systems design and implementation services in fiscal 2001, and no fees were billed for any such services.

All Other Fees

     The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP, primarily for the preparation of the Company's federal and state income tax returns and related filings, foreign income tax returns and related matters, and audit of the Company's benefit plan, other than the fees discussed in the foregoing paragraphs, were $212,000.

                             SOLICITATION OF PROXIES

     The Board of Directors will solicit proxies through the use of the mail. Proxies may also be solicited by directors, officers, and a small number of other employees of the Company personally, or by mail, telephone, facsimile, or otherwise, but we will not compensate these persons for these services. We will request brokerage firms, banks, fiduciaries, voting trustees, or other nominees to forward the soliciting material to the beneficial owners of stock held of record by them, and we have hired Proxy Services Corporation to coordinate the solicitation of proxies by and through such holders for a fee of approximately $1,000 plus expenses. We will bear the entire cost of the Board of Directors' solicitation.

            HOUSEHOLD DELIVERY OF PROXY MATERIALS AND ANNUAL REPORTS

     The Securities and Exchange Commission recently adopted amendments to its rules regarding delivery of proxy statements and annual reports to stockholders sharing the same address. The Company may now satisfy these delivery rules by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as "householding" and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, or if you are registered stockholders who share the same address and received separate copies of a proxy statement or annual report but would prefer that a single copy of the documents be provided in the future, please contact:
Computershare Investor Services, Shareholder Communications Team, PO Box A-3504, Chicago, IL 60690, telephone (312-360-5428). If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.


         SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

     In accordance with rules promulgated by the Securities and Exchange Commission, if you wish to submit a proposal for inclusion in the proxy material to be distributed by us in connection with the 2003 Annual Meeting, you must do so no later than November 19, 2002. Any such proposal should be submitted in writing to the Secretary of the Company at our principal executive offices. Upon submitting a proposal, you must provide us with a written notice that includes your name and address, the number of shares of Common Stock that you hold of record or beneficially, the dates upon which you acquired your shares, and documentary support for your claim of beneficial ownership.

                                     GENERAL

     It is important that proxies be returned promptly. If you are unable to attend the meeting, you are urged, regardless of the number of shares owned, to date, sign, and return without delay your proxy card in the enclosed addressed envelope.

                         By Order of the Board of Directors

                         Dennis W. Lakomy
                         Executive Vice President, Chief Financial Officer, Treasurer, and Secretary